Exhibit 99.1

DYNAMICS RESEARCH CORPORATION
INTERIM FINANCIAL STATEMENTS
As of and For the Nine Months Ended September 30, 2013 and 2012

DYNAMICS RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$924	$2
Contract receivables, net	46,723	48,112
Prepaid expenses and other current assets	3,173	2,538
Total current assets	50,820	50,652
Noncurrent assets
Property and equipment, net	12,402	12,511
Goodwill	163,205	163,205
Intangible assets, net	11,825	14,617
Deferred tax asset	10,602	14,678
Other noncurrent assets	4,113	4,388
Total noncurrent assets	202,147	209,399
Total assets	$252,967	$260,051

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$16,500	$15,125
Accounts payable	21,538	24,847
Accrued compensation and employee benefits	15,931	14,933
Deferred tax liability	2,817	3,009
Other accrued expenses	3,936	5,307
Total current liabilities	60,722	63,221
Long-term liabilities
Long-term debt	66,633	74,018
Other long-term liabilities	33,094	34,941
Total long-term liabilities	99,727	108,959
Total liabilities	160,449	172,180
Commitments and contingencies (Note 13)
Stockholders' equity
Preferred stock, $0.10 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.10 par value; 30,000,000 shares authorized; 10,514,861 and 10,523,559 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,051	1,052
Capital in excess of par value	57,900	57,192
Accumulated other comprehensive loss, net of taxes	(31,159)	(31,329)
Retained earnings	64,726	60,956
Total stockholders' equity	92,518	87,871
Total liabilities and stockholders' equity	$252,967	$260,051
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DYNAMICS RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Nine Months Ended September 30,
	2013	2012
Revenue	$213,201	$243,470
Cost of revenue	181,846	206,124
Gross profit on revenue	31,355	37,346

Selling, general and administrative expenses	16,189	18,985
Amortization of intangible assets	2,792	3,093
Impairment of goodwill	—	48,600
Operating income (loss)	12,374	(33,332)
Interest expense, net	(6,201)	(7,979)
Other income, net	215	2,478
Income (loss) before provision (benefit) for income taxes	6,388	(38,833)
Provision (benefit) for income taxes	2,618	(13,951)
Net income (loss)	$3,770	$(24,882)

Earnings (loss) per common share
Basic	$0.36	$(2.40)
Diluted	$0.36	$(2.40)

Weighted average shares outstanding
Basic	10,503,919	10,356,334
Diluted	10,522,083	10,356,334

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DYNAMICS RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands)

	Nine Months Ended September 30,
	2013	2012
Net income (loss)	$3,770	$(24,882)
Other comprehensive income (loss), net of tax:
Pension liability adjustment, net of tax expense (benefit) of $(89) and $182 in the nine months ended September 30, 2013 and 2012, respectively	134	(278)
Unrealized losses on derivative instruments, net of tax benefit of $1 and $50 in the nine months ended September 30, 2013 and 2012, respectively	(2)	(81)
Less: reclassification adjustment for costs realized in net income, net of tax of $25 and $16 in the nine months ended September 30, 2013 and 2012, respectively	38	30
Net unrealized holding gain (loss) on derivative instruments	36	(51)
Other comprehensive income (loss), net of tax	170	(329)
Comprehensive income (loss)	$3,940	$(25,211)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DYNAMICS RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$3,770	$(24,882)
Adjustments to reconcile net cash provided by operating activities:
Impairment of goodwill	—	48,600
Depreciation	2,749	2,999
Amortization of intangible assets	2,792	3,093
Share-based compensation	397	522
Investment loss (gain) from equity interest	38	(2,300)
Deferred income taxes	3,771	(12,678)
Tax deficiency from stock plan transactions	84	42
Other	973	1,026
Change in operating assets and liabilities:
Contract receivables, net	1,389	15,048
Prepaid expenses and other current assets	(635)	(1,064)
Accounts payable	(3,309)	(2,284)
Accrued compensation and employee benefits	998	(5,329)
Other accrued expenses	(1,091)	2
Other long-term liabilities	(2,650)	(6,489)
Net cash provided by operating activities	9,276	16,306
Cash flows from investing activities:
Purchase of business, net of cash acquired	—	(2,388)
Additions to property and equipment	(1,272)	(750)
Proceeds from the sale of long-lived assets	—	1
Dividends from equity investment	90	2,536
Increase in other assets	(149)	(176)
Net cash used in investing activities	(1,331)	(777)
Cash flow from financing activities:
Repayments under senior term loan	(11,000)	(9,938)
Borrowings under revolving credit agreement	91,100	59,800
Repayments under revolving credit agreement	(87,100)	(59,800)
Payments of deferred financing costs	(23)	(335)
Proceeds from the exercise of stock plan transactions	256	335
Payments of repurchased shares	(172)	—
Tax deficiency from stock plan transactions	(84)	(42)
Net cash used in financing activities	(7,023)	(9,980)
Net increase in cash and cash equivalents	922	5,549
Cash and cash equivalents, beginning of period	2	3,908
Cash and cash equivalents, end of period	$924	$9,457

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

NOTE 1. BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements of Dynamics Research Corporation (the “Company”) and its subsidiaries included herein have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and in accordance with the instructions to Rule 10-01 of Regulation S-X. The yearend condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP.

In the opinion of management, all adjustments that are of a normal and recurring nature necessary for a fair presentation of the results for the periods presented have been reflected. All material intercompany transactions and balances have been eliminated in consolidation. The results for the nine months ended September 30, 2013 may not be indicative of the results that may be expected for the year ending December 31, 2013. We have condensed or omitted certain information and footnote disclosures normally included in financial statements presented in accordance with U.S. generally accepted accounting principles GAAP. Although we believe our disclosures are adequate to make the information presented not misleading, the accompanying financial information should be read in conjunction with the consolidated financial statements and notes for the year ended December 31, 2012.

NOTE 2. RECENT ACCOUNTING PRONOUNCEMENTS

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update ("ASU") 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income, but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective for the Company for annual and interim periods beginning January 1, 2013. The Company adopted the disclosure requirements of this ASU for the quarter ended March 31, 2013.

In January 2013, the FASB issued ASU 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, an amendment to FASB ASC Topic 210. The update clarifies that the scope of ASU 2011-11, Disclosures about Offsetting Assets and Liabilities, applies to derivatives accounted for in accordance with FASB ASC Topic 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset or subject to an enforceable master netting arrangement or similar agreement. This ASU is effective for the Company for annual and interim periods beginning January 1, 2013. The Company adopted the disclosure requirements of this ASU for the quarter ended March 31, 2013.

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

NOTE 3. SUPPLEMENTAL BALANCE SHEET INFORMATION

The composition of selected balance sheet accounts are as follows:

	September 30, 2013	December 31, 2012
Contract receivables, net:
Billed receivables	$17,315	$14,785
Unbilled receivables(1):
Revenue recorded in excess of milestone billings on fixed-price contracts with state and local government agencies	6,452	6,828
Retainages and fee withholdings	612	587
Other unbilled receivables	23,254	27,114
Total unbilled receivables	30,318	34,529
Allowance for doubtful accounts	(910)	(1,202)
Contract receivables, net	$46,723	$48,112

Prepaid expenses and other current assets:
Refundable income taxes	$2,133	$1,507
Restricted cash	—	255
Other	1,040	776
Prepaid expenses and other current assets	$3,173	$2,538

Property and equipment, net:
Leasehold improvements	$12,993	$11,218
Software	10,263	10,224
Furniture and other equipment	10,127	9,841
Property and equipment	33,383	31,283
Less accumulated depreciation	(20,981)	(18,772)
Property and equipment, net	$12,402	$12,511

Other noncurrent assets:
Deferred compensation plan investments	$1,676	$1,459
Equity investment	782	910
Other	1,655	2,019
Other noncurrent assets	$4,113	$4,388

Accrued compensation and employee benefits:
Accrued compensation and related taxes	$5,361	$5,881
Accrued vacation	5,366	4,799
Accrued pension liability	2,302	2,800
Other	2,902	1,453
Accrued compensation and employee benefits	$15,931	$14,933

Other accrued expenses:
Deferred rent liability	$1,521	$1,265
Deferred gain on sale of building	676	676
Accrued interest	65	114
Other	1,674	3,252
Other accrued expenses	$3,936	$5,307

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
Other long-term liabilities:
Accrued pension liability	$24,232	$26,057
Deferred rent liability	5,771	5,389
Deferred compensation plan liability	1,676	1,459
Deferred gain on sale of building	845	1,352
Other	570	684
Other long-term liabilities	$33,094	$34,941

(1)
At September 30, 2013 and December 31, 2012, unbilled retainages and fee withholdings of $0.6 million were not anticipated to be billed within one year. Additionally, at December 31, 2012, $1.5 million of the other unbilled receivable balances were not scheduled to be invoiced within one year.

NOTE 4. GOODWILL AND INTANGIBLE ASSETS

Goodwill

At September 30, 2013 and December 31, 2012, the Company’s goodwill totaled $163.2 million. The Company’s annual goodwill impairment test is conducted at November 30 of each calendar year and interim evaluations are performed when the Company determines that a triggering event has occurred that would more likely than not reduce the fair value of its goodwill below its carrying value. During the third quarter of 2013, management believed no triggering events occurred.

During the second quarter of 2012, due to a decline in the market price of the Company’s stock, the market capitalization of the Company was below the carrying value of its equity, which the Company considered a triggering event and therefore performed an interim step 1 impairment test. As a result of the impairment test, the Company recorded a preliminary goodwill impairment charge of $12.0 million in the second quarter of 2012. During the third quarter of 2012, the Company completed its step 2 evaluation and determined the total amount of the goodwill impairment to be $48.6 million, which resulted in an additional charge to goodwill of $36.6 million in the quarter ending September 30, 2012.

Intangible Assets

Components of the Company’s identifiable intangible assets are as follows:

	Weighted Average Amortization Life (Years)	Cost	Accumulated Amortization	Net
Balance at September 30, 2013:
Customer relationships	8.3	$14,600	$(5,796)	$8,804
Contractual backlog	6.5	6,700	(3,680)	3,020
Customer contracts	5.4	3,500	(3,499)	1
Total	7.4	$24,800	$(12,975)	$11,825

Balance at December 31, 2012:
Customer relationships	8.3	$14,600	$(3,728)	$10,872
Contractual backlog	6.5	6,700	(2,961)	3,739
Customer contracts	5.4	3,500	(3,494)	6
Trade name	1.5	600	(600)	—
Total	7.3	$25,400	$(10,783)	$14,617

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

During the first quarter of 2013, the Company wrote-off $0.6 million of fully amortized intangible assets related to the trade name acquired by the Company in its acquisition of the High Performance Technologies, Inc. acquisition. The Company recorded amortization expense for its identifiable intangible assets of $2.8 million and $3.1 million for the first nine months of 2013 and 2012, respectively.

At September 30, 2013, estimated future amortization expense for the identifiable intangible assets to be recorded in subsequent fiscal years was as follows:

Remainder of 2013	$930
2014	$3,663
2015	$2,887
2016	$2,139
2017	$1,171
2018 and thereafter	$1,035

NOTE 5. INCOME TAXES

The Company recorded income tax provisions of $2.6 million for the first nine months of 2013, and income tax benefits of $14.0 million for the first nine months of 2012. The effective income tax rate was 41.0% and 35.9% for the first nine months of 2013 and 2012, respectively. Additionally, the tax benefit associated with the goodwill impairment charge of $36.6 million was applied at a rate of 36%. Absent these items, the effective tax rate on operating results was 40.9% for the nine months ended September 30, 2012.

The Company is permitted to deduct certain intangible assets and goodwill balances over a period of 15 years from the date of the historic acquisitions, thereby reducing the Company’s taxable income as reported on the income tax return. The Company estimates the annual cash savings from these deductions, as compared with tax expense to be provided for in the Company’s financial statements, from these deductions as follows:

Income Tax Benefit
2013	$4,700
2014	4,800
2015	5,100
2016	5,300
2017	5,600
2018 and thereafter	38,200
$63,700

In the year in which these benefits are realized, the Company would recognize a reduction in a long term deferred tax asset.

At September 30, 2013, the Company did not have any unrecognized tax benefits. During the second quarter of 2013, the Company reversed its uncertain tax position reserve.

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

NOTE 6. FINANCING ARRANGEMENTS

The Company’s outstanding debt consisted of the following:

	Senior Term Loan	Subordinated Debt	Revolver	Total
Balance at December 31, 2012	$66,625	$25,000	$1,000	$92,625
Borrowings	—	—	91,100	91,100
Repayments	(11,000)	—	(87,100)	(98,100)
Balance at September 30, 2013	55,625	25,000	5,000	85,625
Unamortized loan origination fees	(1,737)	(755)	—	(2,492)
Balance at September 30, 2013, net of unamortized loan origination fees	53,888	24,245	5,000	83,133
Less: Current portion of long-term debt	(16,500)	—	—	(16,500)
Long term debt, net of current portion	$37,388	$24,245	$5,000	$66,633

Weighted average interest rate:
December 31, 2012 (1)	4.39%	13.00%	6.25%	6.73%
September 30, 2013	4.18%	13.00%	4.18%	6.75%

(1)	The weighted average interest rate includes the effect of the interest rate swap agreements. See Note 7 for additional information.

At September 30, 2013, the remaining borrowing capacity under the revolver was $14.5 million.

The following table represents changes in unamortized loan origination fees:

Balance at December 31, 2012	$3,482
Amortization	(990)
Balance at September 30, 2013	$2,492

Effective April 26, 2013, the Company amended its credit agreement to adjust the calculation of Consolidated Fixed Charge Coverage ratio to exclude from the calculation of Consolidated Fixed Charges the impact of any make-whole or call payments related to any such payment of the subordinated debt. At September 30, 2013, the Company was in compliance with its loan covenants.

NOTE 7. DERIVATIVE FINANCIAL INSTRUMENTS

The Company’s interest rate swap agreement had an initial notional amount of $40.0 million and was used to manage exposure to interest rate changes on the senior term loan.  The swap effectively converted a portion of the Company’s variable rate debt under the senior term loan to a fixed rate for a period of two years and without exchanging the notional principal amounts. On September 30, 2013, the interest rate swap agreement matured and was not renewed.

Under this agreement, the Company received a floating rate based on the 90-day LIBOR rate and paid a fixed rate of 4.68%, which included the applicable margin of 4.00%, on the outstanding notional amount. The swap fixed rate was structured to mirror the payment terms of the senior term loan for the period hedged.  The fair value of the swap at inception was zero.

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

The fair value effect on the financial statements from the interest rate swap designated as a cash flow hedge was as follows:

	September 30, 2013	December 31, 2012
Other long-term liabilities	$—	$60

	Nine Months Ended September 30,
	2013	2012
Gain (loss) recognized in other comprehensive income, net of tax	$36	$(51)

NOTE 8. FAIR VALUE MEASUREMENTS

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables present our assets and liabilities that are measured at fair value on a recurring basis:

		Fair Value Measurements At September 30, 2013 Using
	Balance Sheet Classification	Level 1	Level 2	Level 3	Total
Assets:
Investments held in Rabbi Trusts	Other noncurrent assets	$1,676	$—	$—	$1,676

		Fair Value Measurements At December 31, 2012 Using
	Balance Sheet Classification	Level 1	Level 2	Level 3	Total
Assets:
Investments held in Rabbi Trusts	Other noncurrent assets	$1,459	$—	$—	$1,459

Liabilities:
Interest rate swap	Other long-term liabilities	$—	$60	$—	$60

The following is a description of the valuation methodologies used for these items, as well as the general classification of such items:

Investments Held in Rabbi Trusts — The investments include exchange-traded equity securities and mutual funds. Fair values for these investments were based on quoted prices in active markets and were therefore classified within Level 1 of the fair value hierarchy.

Interest Rate Swap — The derivative was a receive-variable, pay-fixed interest rate swap based on the LIBOR rate and was designated as a cash flow hedge. Fair value was based on a model-driven valuation using the LIBOR rate, which was observable at commonly quoted intervals for the full term of the swap. Therefore, our interest rate swap was classified within Level 2 of the fair value hierarchy.

Changes to a financial asset’s or liability’s level within the fair value hierarchy are determined as of the end of a reporting period. There were no changes to these levels during the quarter ended September 30, 2013.

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

The carrying values of cash and cash equivalents, contract receivables and accounts payable approximate fair value because of the short-term nature of these instruments. The carrying value of the senior term loan approximates fair value because the interest rate is variable and therefore deemed to reflect a market rate of interest. The carrying value of the subordinated debt approximates fair value based on information received from the counterparty, who management believes is a knowledgeable market participant and has determined an appropriate measurement of fair value.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The Company estimates fair value for goodwill by employing three different methodologies to calculate a fair value and then weighting the outputs to arrive at an estimated fair value.

The Company also has a direct investment in a privately held company that is accounted for under the equity method, which is periodically assessed for other-than-temporary impairment. If it is determined that an other-than-temporary impairment has occurred, the Company would write down the investment to its fair value. The Company estimates fair value of its equity method investment considering available information such as current cash positions, earnings and cash flow forecasts, recent operational performance and any other readily available market data. During the first nine months of 2013, there were no indications to warrant testing for other-than-temporary impairments on our equity method investment.

NOTE 9. DEFINED BENEFIT PENSION PLAN

The components of net periodic pension expense for the Company’s defined benefit pension plan are as follows:

	Nine Months Ended September 30,
	2013	2012
Interest cost on projected benefit obligation	$2,702	$2,994
Expected return on plan assets	(4,040)	(3,591)
Recognized actuarial loss	1,488	1,272
Net periodic pension expense	$150	$675

During the first nine months of 2013, the Company contributed $2.2 million to fund this pension plan.

NOTE 10. SHARE-BASED COMPENSATION

Share-Based Compensation Costs

Total share-based compensation recorded in the Condensed Consolidated Statements of Operations was as follows:

	Nine Months Ended September 30,
	2013	2012
Cost of products and services	$233	$285
Selling, general and administrative	164	237
Total share-based compensation expense	$397	$522

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

Stock Option Award Activity

The following table summarizes stock option activity under all plans:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2012	75,500	$14.23	4.7	$—
Granted	—	$—
Exercised	—	$—
Cancelled	(5,000)	$11.89
Outstanding at September 30, 2013	70,500	$14.40	4.3	$—

Exercisable at December 31, 2012	62,166	$14.42	4.1	$—
Exercisable at September 30, 2013	67,166	$14.44	4.1	$—

During the nine months ended September 30, 2013 and 2012, no stock options were exercised. As of September 30, 2013, the total unrecognized compensation cost related to stock option awards was immaterial and is expected to be amortized over the remainder of 2013.

Restricted Stock Award Activity

The following table summarizes restricted stock activity:

	Number of Shares	Weighted Average Grant-Date Fair Value
Nonvested at December 31, 2012	172,613	$9.44
Granted	18,000	$5.36
Vested	(53,795)	$10.24
Cancelled	(25,930)	$8.57
Nonvested at September 30, 2013	110,888	$8.60

The total fair value of restricted shares vested during the first nine months of 2013 and 2012 was $0.6 million and $0.7 million, respectively. As of September 30, 2013, the total unrecognized compensation cost related to restricted stock awards was $0.7 million, which is expected to be amortized over a weighted-average period of 1.6 years.

On March 15, 2013, the Company completed an offer to rescind the sale of up to approximately 86,500 shares issued through the Company’s 2003 ESPP between July 2007 and May 2011 that were not registered under federal or state securities laws. The Company paid a total of $0.4 million to the original purchasers for the repurchase of approximately 30,100 shares of the Company’s common stock.

NOTE 11. EARNINGS PER SHARE

For the nine months ended September 30, 2013 and 2012, basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Unexercised stock options are excluded from this calculation but are included in the diluted earnings per share calculation using the treasury stock method so long as their effect is not anti-dilutive. In the first quarter of 2013, the Company re-evaluated its accounting for the treatment of restricted stock awards in computing earnings per share. As a result the Company concluded that the shares are participating securities and accordingly have included them in the

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

calculation of weighted average shares outstanding in the current period.  The effects on prior period presentation of earnings per share are immaterial.

For the nine months ended September 30, 2013 and 2012, diluted earnings per share are determined by using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Due to the anti-dilutive effect, approximately 134,200 options to purchase common stock and restricted stock awards were excluded from the calculation of diluted earnings per share for the nine months ended September 30, 2013. For the nine months ended September 30, 2012, the diluted effect of stock options and restricted stock awards of approximately 244,900 shares were not included in the computation of diluted loss per share as the net loss would have made their effect anti-dilutive.

The following table illustrates the reconciliation of the weighted average shares outstanding:

	Nine Months Ended September 30,
	2013	2012
Weighted average shares outstanding - Basic	10,503,919	10,356,334
Diluted effect of stock options and restricted stock grants	18,164	—
Weighted average shares outstanding - Diluted	10,522,083	10,356,334

NOTE 12. BUSINESS SEGMENT, MAJOR CUSTOMERS AND RELATED PARTY INFORMATION

Business Segment

The Company has concluded that it operates in one segment based upon the information used by its chief operating decision maker in evaluating the performance of its business and allocating resources. This single segment represents the Company’s core business, professional services primarily for government clients.

Major Customers

No individual customer accounted for more than 10% of the Company's revenue for the nine months ended September 30, 2013 or 2012 and no individual customer accounted for more than 10% of the Company's total contract receivables at September 30, 2013 or December 31, 2012.

Related Party

The Company has a 40% interest in HMRTech, which is accounted for using the equity method. Revenue from HMRTech for the nine months ended September 30, 2013 and 2012 and amounts due from HMRTech at September 30, 2013 and December 31, 2012 were immaterial. In addition, HMRTech charged the Company $0.1 million and $1.3 million for the first nine months of 2013 and 2012, respectively, relating to contract work. At December 31, 2012, the Company had a related payable of $0.2 million.

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

During the first nine months of 2013 and 2012, the Company received dividends from HMRTech totaling $0.1 million and $2.5 million, respectively. Dividends received in the third quarter of 2012 of $2.4 million related to settlement of a contract claim by HMRTech.  This matter relates to the 2006 wrongful termination by the Air Force of a Consolidated Acquisition Professional Services, or CAPS, contract held by a joint venture in which DRC was a significant participant.  The Air Force paid the joint venture $6.3 million in damages.  The Company’s share of the settlement of $2.4 million was calculated net of expenses.

NOTE 13. COMMITMENTS AND CONTINGENCIES

As a defense contractor, the Company is subject to many levels of audit and review from various government agencies, including the Defense Contract Audit Agency, various inspectors general, the Defense Criminal Investigation Service, the Government Accountability Office, the Department of Justice and Congressional committees. Both related to and unrelated to its defense industry involvement, the Company is, from time to time, involved in audits, lawsuits, claims, administrative proceedings and investigations. The Company accrues for liabilities associated with these activities when it becomes probable that future expenditures will be made and such expenditures can be reasonably estimated. The Company does not presently believe it is reasonably likely that any of these matters would have a material adverse effect on the Company’s business, financial position, results of operations or cash flows. The Company’s evaluation of the likelihood of expenditures related to these matters is subject to change in future periods, depending on then current events and circumstances, which could have material adverse effects on the Company’s business, financial position, results of operations and cash flows.